                                                                   Ex-99.(h)(2)

                                  Schedule I

                          PLACEMENT AGENCY AGREEMENT
                           Wells Fargo Master Trust

                            Master Trust Portfolios
                           -------------------------
                         C&B Large Cap Value Portfolio
                         Disciplined Growth Portfolio
                      Diversified Fixed Income Portfolio
                          Diversified Stock Portfolio
                           Emerging Growth Portfolio
                          Equity Income Portfolio/1/
                            Equity Value Portfolio
                                Index Portfolio
                      Inflation-Protected Bond Portfolio
                        International Core Portfolio/2/
                         International Index Portfolio
                        International Growth Portfolio
                         International Value Portfolio
                       Large Cap Appreciation Portfolio
                        Large Company Growth Portfolio
                        Managed Fixed Income Portfolio
                        Short-Term Investment Portfolio
                           Small Cap Index Portfolio
                        Small Company Growth Portfolio
                         Small Company Value Portfolio
                            Stable Income Portfolio
                      Strategic Small Cap Value Portfolio
                          Total Return Bond Portfolio

Most recent annual approval by the Board of Trustees: March 27, 2009
Schedule I amended: January 11, 2010

--------
/1/ On January 11, 2010 the Board of Trustees of Wells Fargo Master Trust approved the name change of the Equity Income Portfolio to the Disciplined Value Portfolio effective July 16, 2010.
/2/ On January 11, 2010 the Board of Trustees Wells Fargo Master Trust approved the name change of the International Core Portfolio to the International Equity Portfolio effective July 16, 2010.